Exhibit 99.1 FOR IMMEDIATE RELEASE Contact Information: Investor Relations Jeff Sonnek (646) 277-1263 jeff.sonnek@icrinc.com Lifecore Biomedical Reports Fourth Quarter and Full Fiscal Year 2023 Results CHASKA, MN – August 31, 2023 - Lifecore Biomedical, Inc. (Nasdaq: LFCR) (“Lifecore” or the “Company”), a fully integrated contract development and manufacturing organization (“CDMO”), reported results for the fiscal 2023 fourth quarter and full year ended May 28, 2023. CEO COMMENTS: James G. Hall, President and Chief Executive Officer of Lifecore, commented, "We completed a very busy fourth quarter finalizing our transition to a stand-alone life sciences company with the final divestitures of the Curation Foods segment, strong growth in our development portfolio, and the comprehensive strategic refinancing and expanded supply agreement with our key customer Alcon. Our entire organization is now aligned toward a common goal of expanding Lifecore's position as a leading, fully integrated CDMO that offers highly differentiated capabilities in the development, fill and finish of complex sterile injectable pharmaceutical products in syringes and vials and injectable grade Hyaluronic Acid ("HA")." Mr. Hall continued, "We advanced our development portfolio in the fiscal fourth quarter with the addition of five projects affiliated with five new customers, which demonstrates the impact that our expanded commercial strategy and targeted sales approach is having on our opportunity pipeline. Concurrently, we are preparing our organization for the significant anticipated growth embedded in our portfolio, both in terms of capacity and people. To that end, our multi-use fillers remain on track for delivery in the coming months which will allow us to double our theoretical filling capacity to approximately 45 million units and put Lifecore in a great position to meet market needs and optimize our production across our manufacturing footprint. We also invested in our HA fermentation capacity during the fourth quarter and are in the process of moving from a single-shift fermentation production staff to a full 24/7 staffing model, which we expect will increase our sterile HA capacity by up to 50% by June 2024, allowing us to fulfill the increased HA volume orders associated with our expanded demand." "Looking ahead to our fiscal 2024 first quarter, our commercial momentum has continued, and we will add several new projects to our development portfolio for the period ended August 27, 2023. We believe this activity will begin to meaningfully contribute to our financial performance in fiscal 2024 second quarter and to a greater degree in the second half of the fiscal year." LIFECORE FISCAL FOURTH QUARTER 2023 FINANCIAL HIGHLIGHTS: • Consolidated revenues of $31.5 million, an increase of 12.2% year-over-year.

• Consolidated gross profit of $8.4 million, a decrease of $4.3 million, or 33.9% year-over-year • Consolidated net loss from continuing operations of $33.8 million, which includes a $23.8 million loss on debt refinancing, $6.8 million of restructuring and other non-recurring charges such as legal expenses, both net of tax, as compared to a net loss from continuing operations of $1.0 million in the prior year period, which included $5.2 million of restructuring and other non-recurring charges, net of tax. • Consolidated adjusted EBITDA of $3.7 million, compared to $9.1 million in the prior year period. • Lifecore segment adjusted EBITDA of $6.1 million, compared to $10.7 million in the prior year period, which reflects the timing of shipments to customers; lower development revenue associated with a delay in onboarding new customer projects as well as a higher mix of earlier stage, lower revenue projects; and inflation associated with legacy commercial products. LIFECORE FISCAL YEAR 2023 FINANCIAL HIGHLIGHTS: • Consolidated revenues of $103.3 million, a decrease of 7.2% year-over-year. • Consolidated gross profit of $27.3 million, a decrease of $15.6 million, or 36.4% year-over-year. • Consolidated net loss from continuing operations of $69.0 million, which includes $20.0 million of restructuring and other non-recurring charges such as legal expenses, both net of tax, as compared to a net loss from continuing operations of $12.0 million in the prior year period, which included $15.8 million of restructuring and other non-recurring charges, net of tax. • Consolidated adjusted EBITDA of $5.8 million, compared to $22.9 million in the prior year period. • Lifecore segment adjusted EBITDA of $14.7 million, compared to $30.7 million in the prior year period. Discontinued Operations As previously reported, the Company closed on the sales of certain businesses which are now included in discontinued operations including the following: • December 13, 2021, Curation Foods' fresh packaged salads and vegetables business (the “Eat Smart Disposition”) • February 7, 2023, Curation Foods' avocado products business (the “Yucatan Disposition”) • April 6, 2023, Curation Foods' O Olive Oil and Vinegar business (the "O Olive Disposition") The results of the above dispositions are reflected as discontinued operations in all periods presented within the Company’s financial statements reported herein. CONSOLIDATED FISCAL FOURTH QUARTER 2023 RESULTS: Fiscal fourth quarter 2023 results compared to fiscal fourth quarter 2022 are as follows:

(Unaudited and in thousands, except per-share data)	Three Months Ended		Change	
	May 28, 2023	May 29, 2022	Amount	%
Revenues	$ 31,546	$ 28,107	$ 3,439	12 %
Gross profit	8,391	12,690	(4,299)	(34)%
Net loss from continuing operations	(33,795)	(1,010)	(32,785)	(3246)%
Adjusted net income (loss)*	(26,977)	4,203	(31,180)	N/M
Diluted net loss per share	(1.11)	(0.03)	(1.08)	(3600)%
Adjusted diluted net income (loss) per share*	(0.89)	0.15	(1.04)	N/M
EBITDA*	(5,498)	(47,087)	41,589	88 %
Adjusted EBITDA*	3,727	9,149	(5,422)	(59)%

** See "Non-GAAP Financial Information" at the end of this release as to how the Company defines these non-GAAP financial measures and for a reconciliation thereof.*

Revenues increased $3.4 million year-over-year, which was primarily a result of a $3.9 million increase in Lifecore segment revenues.

Gross profit decreased $4.3 million year-over-year, which was driven by a $5.0 million decrease in the Lifecore segment and a $0.7 million increase in the Curation Foods segment.

Net loss from continuing operations was $33.8 million for fiscal fourth quarter 2023, which includes $6.8 million of restructuring and non-recurring charges, net of taxes, related to consolidating and optimizing operations associated with the Company's strategy to divest its Curation Foods businesses. This compares to a net loss from continuing operations of $1.0 million in the prior year period, which includes $5.2 million of restructuring and non-recurring charges, net of tax, similarly related to consolidating and optimizing its Curation Foods businesses.

SEGMENT RESULTS:

Lifecore Segment:

(Unaudited and in thousands)	Three Months Ended		Change		Twelve Months Ended		Change	
	May 28, 2023	May 29, 2022	Amount	%	May 28, 2023	May 29, 2022	Amount	%
Revenue:								
CDMO	$ 24,290	$ 22,362	$ 1,928	9 %	$ 76,378	$ 86,313	$ (9,935)	(12)%
Fermentation	7,256	5,251	2,005	38 %	26,891	23,007	3,884	17 %
Total revenue	$ 31,546	$ 27,613	$ 3,933	14 %	$ 103,269	$ 109,320	$ (6,051)	(6)%

Lifecore is the Company's CDMO business focused on product development and manufacturing of sterile injectable products. Lifecore continues to expand its presence in the robust CDMO marketplace by utilizing its specialized capabilities to partner with and provide value-added services to biopharmaceutical and medical device companies. Lifecore continues to seek to drive growth with a focus on building its business development pipeline, maximizing capacity and advancing product commercialization for innovative new therapies that improve patients' lives.

In the fiscal fourth quarter 2023, Lifecore realized total revenues of $31.5 million, representing an increase of 14.2% as compared to the prior year period, primarily driven by a 38.2% increase in its HA raw material manufacturing (fermentation) business and an 8.6% increase in its CDMO business. The increase in HA raw material manufacturing revenue was primarily due to the higher demand in the current year. The increase in CDMO revenues was primarily due to the timing of customer shipments, as well as a higher mix of earlier phase development projects onboarded at the earlier lower initial revenue stage.

Lifecore's development pipeline in the fourth quarter of fiscal 2023 increased by five to 29 active development programs under contract as of the end of the fiscal 2023 fourth quarter. These projects are delineated as follows: early phase or proof of concept (seven projects), Phase 1 and Phase 2 clinical development (eight projects), and Phase 3 clinical development or scale-up/commercial validation activity (fourteen projects). Lifecore currently manufactures 29 commercial products for 14 clients, which is unchanged from fiscal third quarter 2023.

Curation Foods Segment:

(Unaudited and in thousands)	Three Months Ended		Change		Twelve Months Ended		Change	
	May 28, 2023	May 29, 2022	Amount	%	May 28, 2023	May 29, 2022	Amount	%
Revenue:								
Technology	—	494	(494)	(100)%	—	1,910	(1,910)	(100)%
Total revenue	$ —	$ 494	$ (494)	(100)%	$ —	$ 1,910	$ (1,910)	(100)%

The remaining revenues associated with the Company's Curation Foods segment relate to the BreatheWay technology operations, which have been divested, and are included in continuing operations within the Company's financial statements.

CASH FLOW & BALANCE SHEET

Cash used in operations was $34.5 million for the fiscal year ended May 28, 2023 compared to $23.2 million in the prior year period. Cash provided by investing activities decreased $84.1 million compared to the prior year period to $4.2 million used in investing activities 2023, primarily due to the timing of Curation Foods' businesses dispositions. Capital expenditures were $20.8 million for the fiscal year ended May 28, 2023 which were primarily focused on investing in Lifecore's long-term growth initiatives. The results for fiscal year 2023 and 2022 included herein reflect adjustments to increase capitalized interest by $2.5 million and $1.8 million, respectively, which have the effect of increasing capital expenditures and reducing interest expense by offsetting amounts for the respective periods. These adjustments remain subject to the completion of the audit of the Company's financial statements, including with respect to any final adjustments to capitalized interest for those periods. Cash provided by financing activities was $56.1 million for the fiscal year ended May 28, 2023, driven primarily by the previously announced sale of common and convertible preferred stock and proceeds from the debt refinancing.

The Company had cash and cash equivalents of $19.1 million as of May 28, 2023. Total term debt, net of cash, at May 28, 2023, was $147.2 million, consisting of its line of credit, term debt and debt derivative liability associated with the new term debt, compared to $137.2 million in the prior year. With the debt refinancing in the fourth quarter of fiscal year 2023, debt has been characterized as a long-term liability as compared to a current liability in the prior year.

As previously announced, on May 22, 2023, the Company entered into $150 million of new credit arrangements with Alcon, including a six-year credit agreement and a sale and leaseback of certain HA fermentation equipment which replaced its existing term loan. The term facility bears interest at the rate of 10%, which is payable in kind (“PIK”) for the first three years, and payable 3% in cash interest and 7% PIK interest thereafter until maturity. Alcon and the Company also entered into an equipment sale and leaseback transaction related to certain HA fermentation assets, with a lease term of ten years, subject to certain repurchase rights. CONFERENCE CALL The live webcast can be accessed via Lifecore's website on the Investor Events & Presentations page. The webcast will be available for 30 days. Date: Thursday, August 31, 2023 Time: 7:30 a.m. Central time (8:30 a.m. Eastern time) Webcast link: http://ir.lifecore.com/events-presentations To participate in the conference call via telephone, dial toll-free: (877) 407-3982 or (201) 493-6780. Please call the conference telephone number 5-10 minutes prior to the start time so the operator can register your name and organization. A replay of the call will be available through Thursday, September 07, 2023 by calling toll-free: (844) 512-2921 or direct (412) 317- 6671, and entering code 13740691. About Lifecore Biomedical Lifecore Biomedical, Inc. is a fully integrated contract development and manufacturing organization (CDMO) that offers highly differentiated capabilities in the development, fill and finish of complex sterile injectable pharmaceutical products in syringes and vials. As a leading manufacturer of premium, injectable grade Hyaluronic Acid, Lifecore brings more than 40 years of expertise as a partner for global and emerging biopharmaceutical and biotechnology companies across multiple therapeutic categories to bring their innovations to market. For more information about the Company, visit Lifecore’s website at www.lifecore.com. Non-GAAP Financial Information This press release contains non-GAAP financial information, including with respects to EBITDA, adjusted EBITDA, Lifecore segment adjusted EBITDA, Curation Foods segment adjusted EBITDA, and Other segment adjusted EBITDA. The Company has included reconciliations of these non-GAAP financial measures to their respective most directly comparable financial measures calculated in accordance with GAAP. See the section entitled “Non-GAAP Financial Information and Reconciliations” in this release for definitions of EBITDA, adjusted EBITDA, Lifecore segment adjusted EBITDA, Curation Foods segment adjusted EBITDA, and Other segment adjusted EBITDA. The Company has disclosed these non-GAAP financial measures to supplement its consolidated financial statements presented in accordance with GAAP. These non-GAAP financial measures exclude/include certain items that are included in the Company’s results reported in accordance with GAAP. Management believes these non-GAAP financial measures provide useful additional information to investors about trends in the Company’s operations and are useful for period-over-period comparisons. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures. In addition, these non-GAAP financial measures may not be the same as similar measures provided by other companies due to the potential differences in methods of calculation and items being excluded/included. These non-GAAP financial measures should be read in conjunction with the Company’s consolidated financial statements presented in accordance with GAAP. Important Cautions Regarding Forward-Looking Statements This press release contains forward-looking statements regarding future events and our future results that are subject to the safe harbor created under the Private Securities Litigation Reform Act of 1995 and other safe harbors under the Securities Act of 1933 and the Securities Exchange Act of 1934. Words such as “anticipate”, “estimate”, “expect”, “project”, “plan”, “intend”, “believe”, “may”, “might”, “will”, “should”, “can have”, “likely” and similar expressions are used to identify forward-looking statements. All forward- looking statements involve certain risks and uncertainties that could cause actual results to differ materially, including such factors among others, as the outcome of any evaluation of the Company’s strategic alternatives or any discussions with any potential bidders related thereto the ability of the Company to continue as a going concern, the ability of the Company to conduct its strategic review process in a timely manner or at all, the timing and needs related to capital expenditures, any future relationship between Alcon and the Company, if any, the ability of the Company to conduct its strategic review process in a timely manner or at all, the Company’s ability to successfully complete the transition of the Company’s business and operations to focus on Lifecore, the timing and needs related to capital expenditures, the timing and expenses associated with operations, the ability to achieve acceptance of the Company’s new products in the market place, government regulations affecting our business, the timing of regulatory approvals, uncertainties related to COVID-19 and the impact of our responses to it, and the mix between domestic and international sales. For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to our filings with the Securities and Exchange Commission, including the risk factors contained in our most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K/A. Forward-looking statements represent management’s current expectations and are inherently uncertain. Except as required by law, we do not undertake any obligation to update forward-looking statements made by us to reflect subsequent events or circumstances.

LIFECORE BIOMEDICAL, INC. CONSOLIDATED CONDENSED BALANCE SHEETS (In thousands, except par value) May 28, 2023 May 29, 2022 (Unaudited) ASSETS Current Assets: Cash and cash equivalents $ 19,091 $ 991 Accounts receivable, less allowance for credit losses 29,708 38,836 Inventories 45,384 40,711 Prepaid expenses and other current assets 5,078 5,158 Current assets, discontinued operations — 38,016 Total Current Assets 99,261 123,712 Property and equipment, net 129,671 116,441 Operating lease right-of-use assets 4,922 5,646 Goodwill 13,881 13,881 Trademarks/tradenames 4,200 4,200 Other assets 3,215 2,889 Other assets, discontinued operations — 12,843 Total Assets $ 255,150 $ 279,612 LIABILITIES AND STOCKHOLDERS’ EQUITY Current Liabilities: Accounts payable $ 22,144 $ 12,952 Accrued compensation 3,921 8,941 Other accrued liabilities 6,900 6,847 Current portion of lease liabilities 1,270 4,368 Deferred revenue 4,055 919 Line of credit — 40,000 Current portion of long-term debt, net 488 98,178 Current liabilities, discontinued operations — 4,605 Total Current Liabilities 38,778 176,810 Long-term debt, net 101,273 — Debt derivative liability 64,500 Long-term lease liabilities 9,709 7,658 Deferred taxes, net 373 126 Other non-current liabilities 3,114 190 Non-current liabilities, discontinued operations — 2,063 Total Liabilities 217,747 186,847 Convertible Preferred stock, $0.001 par value; 2,000 shares authorized; 39 and 0 shares issued and outstanding at May 28, 2023 and May 29, 2022, respectively 39,245 — Stockholders’ Equity: Common stock, $0.001 par value; 50,000 shares authorized; 29,513 and 29,333 shares issued and outstanding at May 28, 2023 and May 29, 2022, respectively 30 30 Additional paid-in capital 174,349 167,352 Accumulated deficit (176,221) (74,031) Accumulated other comprehensive loss — (586) Total Stockholders’ Equity (1,842) 92,765 Total Liabilities and Stockholders’ Equity $ 255,150 $ 279,612

LIFECORE BIOMEDICAL, INC.

CONSOLIDATED CONDENSED STATEMENTS OF COMPREHENSIVE (LOSS) INCOME

(Unaudited) (In thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended	
	May 28, 2023	May 29, 2022	May 28, 2023	May 29, 2022
Product sales	$ 31,546	$ 28,107	$ 103,269	$ 111,230
Cost of product sales	23,155	15,417	75,977	68,301
Gross profit	8,391	12,690	27,292	42,929
Operating costs and expenses:				
Research and development	2,116	2,023	8,240	7,712
Selling, general and administrative	11,686	9,767	43,018	35,622
Gain on sale of BreatheWay	—	—	(2,108)	—
Restructuring costs	(385)	1,431	4,225	8,961
Total operating costs and expenses	13,417	13,221	53,375	52,295
Operating (loss) income	(5,026)	(531)	(26,083)	(9,366)
Interest income	15	15	68	81
Interest expense	(4,469)	(1,675)	(18,184)	(15,551)
Transition services income	203	341	273	5,814
Loss on debt refinancing	(23,774)	—	(23,774)	
Other (expense) income, net	(521)	—	(1,002)	641
Net (loss) income before tax	(33,572)	(1,850)	(68,702)	(18,381)
Income tax benefit (expense)	(223)	840	(301)	6,431
Net (loss) income from continuing	$ (33,795)	$ (1,010)	$ (69,003)	$ (11,950)
Discontinued operations:				
Loss from discontinued operations	$ (2,335)	$ (50,539)	$ (33,187)	$ (100,558)
Income tax benefit (expense)	—	(208)	—	(365)
Loss from discontinued operations, net of tax	(2,335)	(50,747)	(33,187)	(100,923)
Net loss	$ (36,130)	$ (51,757)	$ (102,190)	$ (112,873)
Basic net loss per share:				
Loss from continuing operations	$ (1.11)	$ (0.03)	$ (2.30)	$ (0.41)
Loss from discontinued operations	(0.08)	(1.72)	(1.11)	(3.43)
Total basic net (loss) income per share	$ (1.19)	$ (1.75)	$ (3.41)	$ (3.84)
Diluted net loss per share				
(Loss) income from continuing operations	$ (1.11)	$ (0.03)	$ (2.30)	$ (0.41)
Loss from discontinued operations	(0.08)	(1.72)	(1.11)	(3.43)
Total diluted net loss per share	$ (1.19)	$ (1.75)	$ (3.41)	$ (3.84)
Shares used in diluted per share computation	30,319	29,486	29,958	29,466

LIFECORE BIOMEDICAL, INC. CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited and in thousands)

Twelve Months Ended May 28, 2023 May 29, 2022 Cash flows from operating activities: Net loss $ (102,190) $ (112,873) Adjustments to reconcile net loss to net cash (used in) provided by operating activities: Depreciation, amortization of intangibles, debt costs and right-of-use assets 13,508 17,884 Loss on debt refinancing 7,561 — Stock-based compensation expense 3,612 2,608 Deferred taxes 351 (6,990) Net loss (gain) on disposal of property and equipment held and used 30 152 (Gain) loss on disposal of property and equipment related to restructuring, net — 5,185 Loss on sale of Eat Smart — 336 Gain on sale of BreatheWay (2,108) — Loss on sale of Yucatan 21,096 — Loss on sale of O Olive 1,222 Impairment of indefinite-lived intangible assets and goodwill 300 78,146 Other, net 86 (426) Changes in current assets and current liabilities: Accounts receivable, net 12,194 (6,138) Inventories (13,823) (5,960) Prepaid expenses and other current assets 2,749 (602) Accounts payable 16,085 9,343 Accrued compensation (4,707) (2,546) Other accrued liabilities 6,440 (1,346) Deferred revenue 3,136 (18) Net cash used in operating activities (34,458) (23,245) Cash flows from investing activities: Purchases of property and equipment (20,763) (29,940) Sale of investment in non-public company — 45,100 Proceeds from the sale of Eat Smart, net 73,500 Eat Smart sale net working capital adjustments — (9,839) Proceeds from sale of BreatheWay, net 3,135 — Proceeds from the sale of Yucatan, net 12,474 — Proceeds from the Sale of O Olive 1,001 Proceeds from sales of property and equipment — 1,141 Net cash provided by investing activities (4,153) 79,962 Cash flows from financing activities: Proceeds from sale of common stock, net of issuance costs 4,822 — Proceeds from long-term debt 150,000 20,000 Payments on long-term debt (107,412) (86,411) Payments in connection to debt extinguishment — — Proceeds from lines of credit 31,450 55,111 Payments for debt issuance costs (5,969) (821) Payments on lines of credit (54,640) (44,111) Taxes paid for employee stock plans (274) (789) Proceeds from sale of preferred stock, net of issuance costs 38,082 — Net cash provided by (used in) financing activities 56,059 (57,021) Net increase (decrease) in cash and cash equivalents 17,448 (304) Cash and cash equivalents, beginning of period 1,643 1,295 Cash and cash equivalents, end of period $ 19,091 $ 991 Supplemental disclosure of non-cash investing and financing activities: Purchases of property and equipment on trade vendor credit $ 6,945 $ 2,260 Convertible Preferred Stock PIK dividend $ 1,163 $ —

LIFECORE BIOMEDICAL, INC.
SEGMENT RESULTS
(Unaudited and in thousands)

(Unaudited and in thousands)	Three Months Ended		Change		Twelve Months Ended		Change	
	May 28, 2023	May 29, 2022	Amount	%	May 28, 2023	May 29, 2022	Amount	%
Revenues:								
Lifecore	$ 31,546	$ 27,613	$ 3,933	14 %	$ 103,269	$ 109,320	$ (6,051)	(6)%
Curation Foods	—	494	(494)	(100)%	—	1,910	(1,910)	(100)%
Total revenues	31,546	28,107	3,439	12 %	103,269	111,230	(7,961)	(7)%
Gross profit:								
Lifecore	8,394	13,361	(4,967)	(37)%	27,242	43,746	(16,504)	(38)%
Curation Foods	(3)	(671)	668	100 %	50	(817)	867	(106)%
Total gross profit	8,391	12,690	(4,299)	(34)%	27,292	42,929	(15,637)	(36)%
Net (loss) income from continuing operations:								
Lifecore	2,780	7,165	(4,385)	(61)%	5,049	18,481	(13,432)	(73)%
Curation Foods	(649)	(3,536)	2,887	82 %	178	1,985	(1,807)	(91)%
Other	(35,926)	(4,639)	(31,287)	(674)%	(72,162)	(32,416)	(39,746)	(123)%
Total net (loss) income from continuing operations	$ (33,795)	$ (1,010)	$(32,785)	(3246)%	$ (66,935)	$ (11,950)	$(54,985)	(460)%
Loss from discontinued operations, net of tax:								
Curation Foods	(1,641)	(50,747)	49,106	97 %	(30,564)	(97,882)	67,318	69 %
Other	(694)	—	(694)	N/M	(2,623)	(3,041)	418	14%
Net loss	$ (36,130)	$ (51,757)	$ 15,627	30 %	$ (100,122)	$ (112,873)	$ 12,751	11 %
EBITDA:								
Lifecore	$ 5,332	$ 10,621	$ (5,289)	(50)%	$ 13,765	$ 30,348	$(16,583)	(55)%
Curation Foods	(2,108)	(54,486)	52,378	96 %	(32,976)	(109,338)	76,362	70 %
Other	(8,722)	(3,222)	(5,500)	(171)%	(28,425)	(15,708)	(12,717)	(81)%
Total EBITDA	$ (5,498)	$ (47,087)	$ 41,589	88 %	$ (47,636)	$ (94,698)	$ 47,062	50 %

Non-GAAP Financial Information and Reconciliations EBITDA and adjusted EBITDA are non-GAAP financial measures. We define EBITDA as earnings before interest, income tax expense (benefit), and depreciation and amortization. We define adjusted EBITDA as EBITDA before certain restructuring and other non-recurring charges. See “Non-GAAP Financial Information” above for further information regarding the Company’s use of non- GAAP financial measures. (Unaudited and in thousands) Three Months Ended Twelve Months Ended May 28, 2023 May 29, 2022 May 28, 2023 May 29, 2022 Net loss $ (36,130) $ (51,757) $ (100,122) $ (112,873) Interest expense, net of interest income 28,228 3,466 41,890 17,276 Income tax (benefit) expense 223 (840) 301 (6,431) Depreciation and amortization 2,181 2,044 10,295 7,330 Total EBITDA $ (5,498) $ (47,087) $ (47,636) $ (94,698) Restructuring and other non- recurring charges 6,890 5,489 20,258 16,639 Impairment of indefinite-lived intangible assets — — — — Loss from discontinued operations, net of tax 2,335 50,747 33,187 100,923 Total adjusted EBITDA $ 3,727 $ 9,149 $ 5,809 $ 22,864 (1) Includes loss on debt financing of $23.8 million for the fourth quarter and fiscal year ended 2023.

(Unaudited and in thousands)	Lifecore	Curation Foods	Other	Total
Three months ended May 28, 2023				
Net (loss) income	$ 2,780	$ (2,290)	$ (36,620)	$ (36,130)
Interest expense, net of interest income	(15)	—	28,243	28,228
Income tax (benefit) expense	552	29	(358)	223
Depreciation and amortization	2,015	153	13	2,181
Total EBITDA	5,332	(2,108)	(8,722)	(5,498)
Restructuring and other non-recurring charges (1)	751	55	6,084	6,890
Impairment of indefinite-lived intangible assets	—	—	—	—
Loss from discontinued operations, net of tax	—	1,641	694	2,335
Total adjusted EBITDA	$ 6,083	$ (412)	$ (1,944)	$ 3,727
Twelve months ended May 28, 2023				
Net (loss) income	$ 5,049	$ (30,386)	$ (74,785)	$ (100,122)
Interest expense, net of interest income	(62)	1	41,951	41,890
Income tax (benefit) expense	1,270	(5,334)	4,365	301
Depreciation and amortization	7,508	2,743	44	10,295
Total EBITDA	13,765	(32,976)	(28,425)	(47,636)
Restructuring and other non-recurring charges	936	1,775	17,547	20,258
Impairment of indefinite-lived intangible assets		—		—
Loss from discontinued operations, net of tax	—	30,564	2,623	33,187
Total adjusted EBITDA	$ 14,701	$ (637)	$ (8,255)	$ 5,809
Three Months Ended May 29, 2022				
Net (loss) income	$ 7,165	$ (54,283)	$ (4,639)	$ (51,757)
Interest expense , net of interest income	(15)	—	3,481	3,466
Income tax (benefit) expense	1,692	(458)	(2,074)	(840)
Depreciation and amortization	1,779	255	10	2,044
Total EBITDA	10,621	(54,486)	(3,222)	(47,087)
Restructuring and other non-recurring charges	116	3,424	1,949	5,489
Loss from discontinued operations, net of tax	—	50,747	—	50,747
Total adjusted EBITDA	$ 10,737	$ (315)	$ (1,273)	$ 9,149
Twelve Months Ended May 29, 2022				
Net (loss) income	$ 18,481	$ (95,897)	$ (35,457)	$ (112,873)
Interest expense , net of interest income	(72)	299	17,049	17,276
Income tax (benefit) expense	5,266	(14,317)	2,620	(6,431)
Depreciation and amortization	6,673	577	80	7,330
Total EBITDA	30,348	(109,338)	(15,708)	(94,698)
Restructuring and other non-recurring charges	387	10,364	5,888	16,639
Loss from discontinued operations, net of tax	—	97,882	3,041	100,923
Total adjusted EBITDA	$ 30,735	$ (1,092)	$ (6,779)	$ 22,864

(1) During fiscal year 2020, the Company announced a restructuring plan to drive enhanced profitability, focus the business on its strategic assets, and redesign the organization to be the appropriate size to compete and thrive. This included a reduction-in-force, a reduction in leased office spaces, and the sale of non-strategic assets. Related to these continued activities, in the fourth quarter of fiscal year 2023, the Company incurred (1) $0.7 million of non-recurring charges primarily related to consolidating and transitioning operations associated with the Yucatan and O Olive Disposition, (2) $2.9 million of restructuring and non-recurring charges, primarily related to legal costs, audit fees and transition costs from corporate headquarters transition to Lifecore, (3) $2.6 million in restructuring costs associated with financial advisor and legal fees related to management of the prior term loan lenders, and (4) $0.7 million in non-recurring charges primary related to one-time expenses incurred in the Lifecore production process.